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                                                                     EXHIBIT 5.1


              GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN & QUENTEL
                                 Citicorp Center
                              153 East 53rd Street
                               New York, NY  10022



                                                  January 25, 1996

PolyVision Corporation
866 North Main Street Extension
Wallingford, Connecticut  06492

Dear Sirs:

     We are acting as counsel to PolyVision Corporation (the "Company") in connection with the Registration Statement on Form S-3, filed on January 26, 1996 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 2,171,244 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which are being registered in connection with the proposed sale of the Shares by the persons and entities listed as selling shareholders therein.

     We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

     Based upon the foregoing, we are of the opinion that the Shares have been, or when issued, delivered and paid for will be, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                  Very truly yours,

                                                  GREENBERG, TRAURIG, HOFFMAN,
                                                    LIPOFF, ROSEN & QUENTEL